As filed with the U.S. Securities and Exchange Commission on February 1, 2008

Commission File No. ____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM SB-2

REGISTRATION UNDER THE SECURITIES ACT OF 1933

ALERT MERCHANT SERVICES, INC.
(Name of small business issuer in its charter)

Florida	7374	26-1758526
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number	Identification No.)

Suite 202A, 5700 Memorial Highway Tampa, Florida 33615	813-932-0207
(Address and telephone number of principal executive offices)
Suite 202A, 5700 Memorial Highway Tampa, Florida 33615
(Address of principal place of business)

Rene Morissette, President Suite 202A, 5700 Memorial Highway, Tampa, Florida 33615 813-932-0207
(Name, address and telephone number of agent for service)

Copy To:
Jackson L. Morris, Esq.
3116 W. North A Street, Tampa, FL 33609-1544
Telephone: 813-874-8854 Facsimile: 800-310-1695
E-mail: jackson.morris@rule144solution.com

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [    ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value per share (1)	500,000	$ 2.00	$ 1,000,000	$64.65
Common stock, $0.001 par value per share (2)	822,500	$ 2.00	$ 1,645,000	$39.30
Total	1,322,500	$ 2.00	$ 2,645,000	$103.95
______________
(1)	Registered for sale by the registrant.
(2)	Registered for sale by selling stockholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CROSS REFERENCE TABLE

This table sets forth the location in the prospectus of the information required to be included in the prospectus in response to the items in Form SB-2.

Item number and description	Location in prospectus
Item 1. Front of Registration Statement and Outside Front Cover of Prospectus.	Facing sheet of registration statement and cover of prospectus
Item 2. Inside Front and Outside Back Cover Pages of Prospectus.	Inside front cover of prospectus
Item 3. Summary Information and Risk Factors.	Risk Factors
Item 4. Use of Proceeds.	Use of Proceeds
Item 5. Determination of Offering Price.	Cover page of prospectus and How We Plan To Sell Our Common Stock
Item 6. Dilution.	Dilution To Purchasers of Our Common Stock
Item 7. Selling Security Holders.	Selling Stockholders
Item 8. Plan of Distribution.	How We Plan To Sell Our Common Stock
Item 9. Legal Proceedings.	Our Business – Legal Proceedings
Item 10. Directors, Executive Officers, Promoters and Control Persons.	Our Management
Item 11. Security Ownership of Certain Beneficial Owners and Management.	Who Owns Our Common Stock
Item 12. Description of Securities.	Description Of Our Common Stock
Item 13. Interest of Named Experts and Counsel.	Legal Matters and Experts
Item 14. Disclosure of Commission Position of Indemnification for Securities Act Liabilities.	Our Management
Item 15. Organization Within Last Five Years.	Not Applicable
Item 16. Description of Business.	Our Business
Item 17. Management’s Discussion and Analysis or Plan of Operation.	Our Plan Of Operations
Item 18. Description of Property.	Our Business – Our Property
Item 19. Certain Relationships and Related Transactions.	Related Party Transactions
Item 20. Market for Common Equity and Related Stockholder Matters.	Market For Our Common Stock And Stockholder Matters
Item 21. Executive Compensation.	Compensation of Our Executive Officers
Item 22. Financial Statements.	Financial Statements
Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.	Not Applicable

The information in this prospectus is not complete and may be changed.  Neither Alert Merchant Services, Inc. nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION - DATED JANUARY __, 2008

PROSPECTUS

ALERT MERCHANT SERVICES, INC.
1,322,500 SHARES OF COMMON STOCK

Alert Merchant Services, Inc. is offering 500,000 shares of its common stock, par value $0.001 per share, for sale at a price of $2.00 per share.  Our directors and officers will offer the shares on our behalf.  Our directors and offices will not be paid any compensation for the sale of the shares.  We expect to sell the shares directly to investors.  There is no assurance we will be able to sell any of the shares which we are offering.  See "Distribution of Shares".  We have determined the price of the shares arbitrarily, and the price does not bear any relationship to assets, earnings or other criterion of value.

Selling stockholders named in this prospectus are offering an aggregate of 822,500 of our shares which they now own.  They have informed us that they plan to sell the shares into the public market from time to time at prevailing market prices, in the event a public market develops.  Selling stockholders will sell their respective shares for their own account.  We will not receive any proceeds from the sale of the shares of by selling stockholders.  Selling stockholders may sell their shares to or through broker-dealers and the broker-dealers' compensation may be in the form of discounts, concessions or commissions from selling stockholders and of commissions from or mark ups charged to purchasers.  Selling stockholders and broker-dealers effecting sales on behalf of selling stockholders may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended, (the "Securities Act"), in which event any discounts, concessions or commissions they receive, or any profit on resales of the shares by them, may be deemed to be underwriting compensation under the Securities Act.  We believe none of the selling stockholders have made underwriting or selling arrangements for their shares.  See "Distribution of Shares".

At the date of this prospectus, there is no public market for the common stock and there is no assurance a public market will develop.

        THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

        NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Price to Public	$2.00	$3,645,000
Underwriting Discounts and Commissions (estimated)	$0.30	$546,750
Proceeds to Company	$1.70	$850,000
Proceeds to Selling Stockholders	$1.70	$1,398,250

The date of this prospectus is ________________, 2008

REPORTS TO SECURITY HOLDERS

We intend to furnish to stockholders annual reports containing audited financial statements and quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.  In addition, we may from time to time furnish to stockholders additional information about us and our business as our management deems appropriate.

You should rely only on the information contained in this prospectus. We and the selling stockholders have not authorized anyone to provide information different from that contained in this prospectus. We and the selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Until ___________________ (90 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this distribution, may by required to deliver a prospectus. This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter.

OUR CORPORATE HISTORY AND ORGANIZATION

“We”, “our” and “us" used in this prospectus refer to Alert Merchant Services, Inc., a Florida corporation.

We were incorporated in Florida on January 9, 2008 with an effective date of January 4, 2008. Our founder and promoter is Anchor Merchant Services, Inc., a Florida corporation which is not engaged in any business and is under the control of Rene Morissette, our director and president.  Anchor was the original owner of all of our common stock, which it has distributed as a dividend to its stockholders.  At the date of this registration statement, Anchor has no interest in us.

We have not engaged in any business activities since inception.  We have been incorporated for the purpose of pursuing the acquisition of operating companies engaged in the merchant services industry.  We do not have any letters of intent, memoranda of understanding or agreements, oral or written, to acquire any credit card sales, independent sales organization or other merchant services company.  We have not and are not engaged in any discussion for any such acquisition.

The address of our executive offices and principal place of business is Suite 202A, 5700 Memorial Highway, Tampa, Florida 33615 and our telephone number at that address is 813-932-0207.  We do not have a web site at the present time.

RISK FACTORS

If you purchase shares of our common stock, you will assume a high degree of risk. In deciding whether to invest, you should carefully consider the following risk factors, as well as the other information contained in this prospectus. Any of the following risks as well as other risks and uncertainties discussed in this prospectus could have a material adverse effect on our business, financial condition, results of operations or prospects and cause the value of our stock to decline, which could cause you to lose all or part of your investment. Additional risks and uncertainties of which we are unaware, or that are currently deemed immaterial by us, also may become important factors that affect us.

Risks Associated With Our Business and Common Stock

Pursuit of our planned business is dependent upon selling the common stock we are offering.

Our ability to acquire target companies will depend on our success in selling the shares offered by this prospectus and our ability to arrange debt or other equity financing for acquisitions.  These risks will affect our ability to make acquisitions.

The sale of less than all of the shares we are offering by this prospectus would prevent or limit our acquisition program.

Our business strategy is dependent upon selling the shares both to fund our activities in identifying and evaluating potential acquisition targets and to provide cash we expect to need to pay part or all of the purchase price of acquisitions.  If we do not sell a substantial number of the shares, we will be unable to carry out our business plan.  There is no assurance we will be able to sell any of the shares or, if should we sell some but less than all of them, the total number of shares we will be able to sell.

Earlier purchasers of our common stock will have a greater risk of loss than later investors.

Because we are not requiring ourselves to sell a minimum number of shares, and escrow the proceeds from the sale, before we sell any shares, earlier purchasers will not be able to determine if we will raise even the minimum amount we expect to need to carry out our business plan with one acquisition.  If we are unable to sell enough shares with net proceeds sufficient to investigate and complete at least one acquisition, purchasers may expect to loose their entire investment.

If a public market for our common stock does not develop, our stockholders will be unable to liquidate their investment by any means other than a private sale.

We have no public market for our common stock.  A public market cannot develop until we sell shares to a sufficient number of investors to develop and support a public market.  We cannot predict if and when this may happen.  Even in the event a public market does develop, it can be expected to be limited in price, volume and quotation media for the near future.  Without a viable public market, of which there is no assurance, our stockholders may be unable to sell our shares and may be required to resort to private sales, if private buyers can be found, of which there is no assurance.

Purchasers of our shares will not be able to evaluate us based on historical financial performance.

As a blind pool company, we have no historical financial statements investors can evaluate before making an investment decision.  Evaluation and analysis of historical financial performance is generally considered a key factor in making investment decisions.  Without historical financial statements investors, purchasers of our common stock will be unable to make a fully informed investment decision.  They will be forced to rely on the business judgment of our management when it makes a decision to acquire any particular target company.

Purchasers of our shares must rely upon our management to decide how their money will be invested.

Our management will make the decision as which target company or companies to acquire, if any are acquired.  Our stockholders will not be entitled to vote or otherwise express their opinions regarding the merits or risks of any such investment.  Accordingly, our stockholders must rely on the business and financial experience and judgment of our management in deciding how their funds will be invested.  Our management has limited experience in the bankcard processing services industry.

Purchasers of our shares must rely upon management of acquired companies for the conduct of our business in the future.

It is likely that the management of acquired companies will be retained to continue running the acquired business for some period of time.  The identity of such management cannot be determined at the present time, nor can their business and financial experience and judgment be evaluated; and, our stockholders will not be able to evaluate their business and financial experience and judgment in connection with our decision to acquire any particular company.

Our failure to acquire one or more profitable companies would result in a complete loss of our stockholders’ investment.

There is no assurance we will be able to make any acquisitions or, if made, that such acquisitions will be profitable.  Competition for profitable acquisitions is intense.  Many of our competitors for the limited number of profitable bankcard processing services companies have greater experience, established operations and better funding.   Our failure to make profitable acquisitions would result in a complete loss of our stockholders’ investment.

Investors in this offering will suffer immediate and substantial dilution.

The initial public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock outstanding immediately after this offering. On a pro forma basis, assuming sale of the 500,000 shares we are offering with net proceeds of $1.70 per share, our net tangible book value per share as of January 18, 2008 would be approximately $0.086, compared to the offering price of $2.00 per share.  Accordingly, purchasers of our common stock will experience an immediate dilution of approximately $1.914 per share.  See “Dilution to Purchasers of Our Common Stock” for dilution information in the event we sell less than 500,000 shares.
The issuance of additional stock in connection with acquisitions will dilute all other stockholdings.

After this offering, we will have an aggregate of 40,102,500 shares of common stock authorized but unissued.  We may issue all of these shares without any action or approval by our stockholders. We intend to continue to actively pursue strategic acquisitions. We may pay for such acquisitions, partly or in full, through the issuance of additional equity. Any issuance of shares in connection with our acquisitions will dilute the percentage ownership held by the investors who purchase our shares in this offering.

Your ability to influence corporate matters may be limited because a small number of stockholders beneficially own a substantial amount of our common stock.

After giving effect to this offering, assuming the sale of all shares we and the selling stockholders are offering, our directors and officers will beneficially own 8,575,000 shares, or 86.638 percent, of our common stock. As a result, these persons may vote as stockholders in a way with which you disagree and which you believe may be adverse to your interests, notwithstanding their fiduciary responsibilities to all stockholders in their position as our directors. In addition, this concentration of ownership may prevent, discourage or defer a change of control, which could depress the market price of our common stock.  You will not be able to elect any directors.

Our controlling stockholders and directors may change as a result of acquisitions to persons whose business experience you will not have the ability to evaluate.

Our acquisition of target companies may result in new controlling stockholders and new directors.  You will not have an ability to evaluate and make an investment decision to purchase our common stock based upon these as-now unknown persons.

There is no existing market for our common stock, and you cannot be certain that an active trading market or a specific share price will be established.

Prior to this offering, there has been no public market for shares of our common stock. There is no assurance as to if or when we will obtain a trading symbol for our common stock which will enable securities broker-dealers to publish quotations for our common stock.  We cannot predict the extent to which either broker-dealer or investor interest in our company will lead to the development of a trading market on The OTC Bulletin Board or otherwise or how liquid that market might become. The initial public offering price for the shares of our common stock will be determined solely by us and is not indicative of the price that will prevail in the trading market following this offering. The market price for our common stock may decline below the initial public offering price, and our stock price is likely to be volatile.

If our stock price fluctuates after this offering, you could lose a significant part of your investment.

The market price of our stock may be influenced by many factors, all of which are beyond our control, including those described above under “Risks Related to Our Business” and the following:

•	failure of securities analysts to publish research about us after this offering or to make changes in their financial estimates;
•	announcements by us or our competitors of significant acquisitions or capital commitments;
•	variations in quarterly operating results;
•	general economic conditions;
•	future sales of our common stock; and
•	investor perception of us and the telecommunications industry.

As a result of these factors, investors in our common stock may not be able to resell their shares at or above the initial offering price. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance.

Risks Related to the Bankcard Processing Services Business

        The bankcard processing services industry is subject to many risks, none of which may necessarily be associated with any specific firm.  These risks include:

•	Merchant fraud, in which merchants submit or process unauthorized or fraudulent bankcard transactions;
•	Excessive chargeback losses which arise from billing dispute between the merchant and a cardholder that is ultimately resolved in the cardholder’s favor;
•	Concentration of processing services for one or a few very large merchants, which would result in a decrease in processing volume in the event of loss of one or more such large customers;
•	A high level of competition for established merchant accounts and a high attrition rate among new businesses;
•	Security breaches which result in the theft of credit card customer information and liability to the entity in which the breach occurs;
•	Changing technology, which a particular bankcard processor is unable to implement due to financial or other limitations.

FORWARD-LOOKING STATEMENTS

       This prospectus contains forward-looking statements that involve risks and uncertainties. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” or “may,” or other words and use of future tense that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this prospectus may include statements about:

•	our financial outlook and the financial outlook of merchant services businesses;
•	our ability to compete successfully with our competitors for acquisition of target companies;
•	our ability to pursue and successfully integrate acquisitions;
•	our ability to compete successfully with our competitors in the operation of acquired target companies;
•	our use of our proceeds from this offering;
•	our cash needs;
•	implementation of our corporate strategy;
•	the effect of industry consolidation on our business;
•	our financial performance;
•	our ability to strengthen existing customer relationships and reach new customers;
•	our ability to develop relationships with customers and to develop new sales channels;
•	our ability to offer a mix of services that will develop and maintain a diverse customer base; and
•	our ability to meet the service levels required by our service level agreements with our customers.

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in this prospectus under the caption “Risk Factors.” You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

We will not receive any proceeds from the sales of our shares made by selling stockholders.  We estimate that our net proceeds from our sale of the shares will be approximately $850,000, assuming we are able to sell the 500,000 shares we are offering at a price of $2.00 per share and after deducting estimated underwriting discounts and commissions at $0.30 per share and our estimated offering expenses.    The following table sets forth our plan to use the proceeds we expect to receive from our sale of the 500,000.  There is no assurance we will be able to sell any of the shares.

	Percentage of shares sold
Use	25%	50%	75%	100%
Salaries and benefits	$50,000	$100,000	$150,000	$175,000
Acquisition of Independent Sales Organizations	115,000	260,000	400,000	550,000
Marketing and advertising	15,000	20,000	30,000	30,000
Office furniture & equipment	5,000	7,500	10,000	12,500
Printing and filing fees	2,500	2,500	2,500	2,500
General & administrative expenses	10,000	27,500	35,000	75,000
Working capital	25,000	45,000	75,000	100,000
Offering Expense – Legal, Accounting	20,000	22,500	25,000	25,000
Commissions, estimated	7,500	15,000	22,500	30,000
Total	$250,000	$500,000	$750,000	$1,000,000

The following table sets for the estimated periods of time sale of the shares will sustain our operations, assuming we do not acquire a profitable target company with positive cash flow during the periods identified in the table.

25%	50%	75%	100%
6 months	12 months	18 months	24 months

We intend to use the net proceeds from the sale of the shares as and when received and accepted, and are not requiring ourselves to sell any predetermined minimum number of shares before any are sold and the net proceeds utilized for operating expenses.  Our board of directors reserves the right to reallocate the use of proceeds, if, in its judgment, such reallocation will best serve our needs in meeting changes, developments and unforeseen delays and difficulties.  Pending use, the net proceeds will be invested in certificates of deposit, treasury bills, and similar short term, liquid investments with substantial safety of principal.

DILUTION TO PURCHASERS OF OUR COMMON STOCK

Our net tangible book value was approximately $1,042, or a $0.000 per share, at January 18, 2008, with an aggregate of 9,397,500 shares outstanding.  The following table sets forth the dilution purchasers of our common stock will incur, assuming we sell the specified percentages of the 500,000 shares we are offering, with net proceeds to us of $1.70 per share.

Percentage Of Offering Sold	Total Shares Outstanding	Net Tangible Book Value Per Share	Increase Per Share To Existing Stockholders	Dilution Per Share To New Investors
25%	9,522,500	$0.000	$0.022	$1.68
50%	9,647,500	$0.000	$0.044	$1.66
75%	9,772,500	$0.000	$0.065	$1.65
100%	9,897,500	$0.000	$0.086	$1.61

Dilution is the amount which purchasers of the shares would lose, assuming we were to have been liquidated on January 18, 2008 and assuming the respective percentages of the shares had been sold on that date, realization of tangible assets at book value, no costs of liquidation and no recovery on intangible assets.  Any value realized by us in liquidation from the sale of our intangibles, the value of which cannot be determined at the date of this prospectus, would effectively decrease the actual dilution to the purchasers of the shares in the event of liquidation, as presented above.  We do not have any tangible or intangible assets at the date of this prospectus and there is no assurance we will acquire any before and in the event we should liquidate.

Existing stockholders have paid an aggregate of $19,979, or an average of $0.002 per share, for the 9,397,500 shares issued and outstanding, compared to a price of $2.00 per share to be paid by purchasers of the 500,000 shares we are offering for sale and the 822,500 shares being offered by selling stockholders pursuant to this prospectus.  The following table compares the total amount paid by existing stockholders to the total amount to be paid by new investors and the percentages of our common stock held by each group.  Selling security holders will incur a gain of $1.998, less selling commissions, per share on each share they sell.  We will not receive any of the proceeds from the sale of shares by selling security holders.

Percentage Of Offering Sold (1)	Total Price Paid By Existing Stockholders	Total Price Paid By New Investors	Percentage Owned by Existing Stockholders	Percentage Owned by New Investors
25%	$19,979	$ 250,000	97.9%	1.3%
50%	$19,979	$ 500,000	96.6%	3.4%
75%	$19,979	$ 750,000	95.4%	4.6%
100%	$19,979	$ 1,000,000	94.2%	5.8%
___________________

(1)  The percentage represents only the 500,000 shares we are offering and does not include the 822,500 shares being offered by selling stockholders.  The experience of new stockholders purchasing shares from selling stockholders will be materially equivalent to the experience of new stockholders purchasing shares from us.

OUR BUSINESS

Overview

We are a development stage company. We are classified as a “blind pool” company, because our business plan is to obtain funding for the acquisition of one or more unidentified company or companies. We plan to restrict the target companies to those engaged in bankcard and transaction processing services (“bankcard services”), whereby they provide solutions to merchants, banks and technology partners to allow them to accept credit and debit card payments from consumers.  These companies provide debit and credit card processing services.  This industry is generally known as the merchant services industry.  We plan to acquire as many merchant services companies as possible based on our financial condition and capacity, our funding expectations, our ability to effectively and efficiently assimilate additional merchant services companies from a management and operational perspective, and our prospects, financial and otherwise, at any particular time.

When we identify a company as a possible acquisition target, we plan to:

•	after preliminary discussions, enter into a confidentiality agreement with the acquisition target,
•	negotiate a non-binding letter of intent with its management and owners,
•
undertake and complete a thorough investigation and analysis of the target company, its business, its financial condition and its prospects, financial and otherwise, in which we will, among other things:

•	analyze revenue by account to ensure there is no concentration of income from any one client, and
•	analyze tenure of clients, as well as any receivable issues,
•	analyze the business in general for satisfaction of our general acquisition factors and acquisition criteria.
•	if we believe the target company may meet or exceed our operational, growth and earnings expectations, negotiate a definitive acquisition agreement,
•	initiate an audit of the target company’s financial statements,
•	seek debt and/or equity funding for the transaction, and
•	close the transaction.

We expect our typical offer to reflect:

•	a price of two times the earnings, with the possibility of going up to three times the earnings depending on a case-by-case evaluation of target companies,
•	a down payment not to exceed half of the negotiated purchase price, with the balance payable over three years,
•	a requirement for the seller to continue to service accounts while collecting the balance of the purchase payments,
•	an employment agreement with the seller,
•	allow the seller to continue developing new accounts while still servicing the client base that they have sold to us, which may be subject to a separate compensation package,
•	a purchase price adjustment for lost accounts that are not replaced with equivalent accounts toward the end of the payout period.

Our management will be solely responsible for identifying potential acquisition targets, negotiating the acquisitions and undertaking the examination, investigation and analysis of the acquisition targets.  We may employ business brokers and others to assist us in identifying potential acquisition targets.   Messrs. Morissette and Pardo expect to identify potential acquisition targets through their contacts (who may not be in the merchant services industry), through business brokers, and through other industry professionals.  See “Our Management” for a description of the limited experience they have collectively in the merchant services industry.

We intend to use the services of consultants in the industry and in accounting, law, business valuation, and other disciplines in our examination, investigative and analytic activities. We expect to incur substantial out-of-pocket costs in connection with each investigation we undertake. At the date of this prospectus, we do not have funding to pay these costs.  See “Estimated Use of Proceeds”.  In the event we ultimately reject any particular acquisition target, or if the acquisition target's stockholders, directors and management conclude they have no interest in being acquired by us, or if the acquisition fails to close, we do not expect to  be able to recover all or most of our out-of-pocket costs.

General Acquisition Factors

We expect to consider the following general factors, none of which will be controlling, when evaluating an acquisition target:

•	Majority ownership by management;
•	Profitability and operating margins;
•	Management's experience, strength and interest in continuing employment;
•	Customer base, cancellation history and long term contracts;
•	Length and history of relationship with long term customers;
•	Turn over among account representatives (sales force);
•	Reputation for quality and reliability of service;
•	Potential for growth;
•	Competitive position, compared to other firms of similar size and experience within the market territory and within the merchant services industry in the region;
•	Territory served;
•	Capital resources in place and needed for growth;
•	Capital resources and funding we may provide to expand the business;
•	The debt and equity cost of acquisition;
•	Synergies and complimenting relationships with previous acquisitions and potential acquisition targets; and
•	Other tangible and intangible factors which may be relevant on a general or case-by-case basis.

Acquisition Criteria

In addition to the factors, above, we have established the following criteria a merchant service company must meet or exceed:

•	An established company in business for a minimum of three year;
•	Annual revenues in excess of $10 million;
•	Minimum of 200 client accounts that are using the services offered;
•	Diverse client base with no more than one client representing more than five percent of the revenue produced;
•	Acquisition price not exceeding three times net pre-tax earnings;
•	Cash down payment of not more than thirty-three percent of the purchase price, with the balance to be paid over a three-year period;
•	Require that seller to replace clients lost during a three-year period after acquisition or the purchase price will be reduced accordingly;
•	Operating costs not more than sixty-five percent of gross revenue;
•	Sales and marketing costs not more ten percent of gross revenues;
•
Opportunities for cost reductions through economies of scale, including consolidation and streamlining of administrative services and information systems, sales and marketing, purchasing, processing payments and commissions, answering services, purchasing, accounting and payroll;

•	Opportunities to increase market share.

See "Market Overview", below, for background information about the merchant services industry.

Factors Influencing the Nature of Acquisition

The nature of the transaction in which we acquire an acquisition target will depend upon a number of factors, which include, but are not limited to:

•	The needs of the selling owners;
•	Availability of tax loss carry forwards;
•	Comparison between fair market value of assets and book value of assets; and
•	Debt to equity ratio in assets.

Structure of Acquisition

We anticipate that our acquisitions will involve a combination of cash, debt and common stock. A particular transaction may be structured as an asset purchase, a stock purchase or a merger. We may complete an asset purchase or merger through a newly organized, wholly owned subsidiary. In stock purchase transactions, the acquisition target would become a wholly owned subsidiary. We expect the level of desire of the selling stockholders to achieve a “tax free” transaction under the Internal Revenue Code will often result in a stock-for-stock exchange. We expect most acquisitions will involve employment agreements with and incentives for key personnel, many of whom also would be selling owners, to remain with the operation. A particular transaction may result in a change in our control as a result of the directors and officers of an acquired company replacing our board of directors and our management. We do not expect to need, nor do we plan to seek the approval by our stockholders for any transaction. Our management will make the final decision whether or not to complete any particular acquisition.

Regulation

Bankcard processing services businesses which we intend to acquire will be subject to regulations and association rules of the individual credit card companies (Visa, MasterCard, American Express, Discover and other), NACHA guidelines and regulations with regard to the Federal Reserve System’s Automated Clearing House and check related issues, and various banking requirements and regulations.  Other financial regulations may apply.

Industry Background

The number of Americans with credit and/or debit cards has increased greatly in recent years, as have the number of purchases Americans make with cards (as opposed to cash or check).  Approximately seventy-three percent of U.S. households now have payment cards, which include credit and debit cards, according to Plunkett Research (www.plunkettresearch.com).   An estimated $2 trillion was purchased using credit and debit cards in the U.S. in 2004 (including all transactions, not just retail).  Sales for the U.S. retail industry (including eating and drinking places) totaled about $4.1 trillion in 2005, according to Plunkett Research.

All businesses who accept credit and debit cards need reliable and affordable card processing services.  According to First Research, the U.S. credit card processing industry earns approximately $10 billion in revenues annually generated from over 4 trillion in debit and credit card purchases.  According to an industry report by First Research, this business is highly automated and capital intensive with the average annual revenue per employee is $225,000.

        The Company will operate under the Dun & Bradstreet industry categories of Data Processing and Preparation.  The following table provides information about the magnitude of this industry category.

Estimated number of U.S. establishments:	23,874
Number of people employed in this industry:	318,297
Total annual sales in this industry:	$76.8 billion	(1)
Average number of employees per establishment:	14
Average sales per establishment:	$3.5 million
___________________
 (1) According to Dun & Bradstreet, the industry revenue above include data processing and other type of operations that do not directly relate to the classification of sales the company is seeking (retail, universities, hospitals, etc).

Competition

The bankcard processing services industry has been subject to consolidation through mergers and acquisition of existing firms.  Competition for acquisition of bankcard processing services is intense.  Most of the firms against which we will compete for suitable acquisitions will already have established operations and have greater experience, financial resources and management experience than we have.  These firms may be able to offer more attractive packages of consideration and compensation than we will be able to offer to acquisition targets, their owners and management. There is no assurance we will be able to make any acquisitions.

The bankcard processing services industry of which we intend to be a part is highly competitive and is characterized by consolidation, rapid technological change, rapid rates of product obsolescence and introductions of competitive products often at lower prices and/or with greater functionality than those currently on the market. Credit card and debit card processors have similar direct costs and therefore their products are becoming somewhat of a commodity product where a natural advantage accrues to the highest volume processors.

We believe there are currently less than 500 firms in the U.S. offering bankcard processing services.  It is a highly concentrated industry, with the top four firms producing about forty percent of the total industry revenue of $10 billion.  Most of these firms are independent sales organizations or banks that manage the front-end authorization service but outsource the back-end clearing and settlement services from a full service processor. We anticipate that our typical target company will provide the front-end authorization service and outsource the back-end clearing and settlement services.  There are probably ten or fewer firms capable of full credit card processing, including First Data Corporation, Total Systems, NPC (Bank of America), Global Payments, Heartland Payments and RBS (Lynx).  We believe that many of the competitors of any company or companies we may acquire will have greater financial and marketing resources than we will have. As a result, our competitors may be better able to respond more quickly to new or emerging technologies and changes in customer requirements. Competitors also may enjoy per transaction cost advantages due to their high processing volumes that may make it difficult for any company or companies we may acquire to compete.

We believe that smaller processors retain some advantages. Many merchants who are sizable to a smaller processor is not considered to be a major merchant by larger processors. We believe these merchants appreciate getting preferential and more personal treatment that smaller processors often provide.  Even though lower processing volumes often necessitates slightly higher processing costs, we believe the smaller processors maintain an acceptable and competitive position in most cases. We believe that a firm that exceeds its clients’ expectations in terms of performance, service, and price, on our ability to enhance current services to address new products introductions will be able to effectively compete for bankcard processing services.

Our Employees

At the date of this prospectus, we do not have any full time employees.  We do not expect to employ additional executive officers, managers, sales or office personnel until we complete an acquisition, at which time the personnel of the acquired company will become our personnel.

Our Property.

At the date of this prospectus, we do not own or lease any real or personal property. Our operations are being conducted at an office provided by Mr. Pardo, one of our officers and stockholders, free of charge.  We estimate the value of the rental provided by Mr. Pardo is $150 per month, and is recorded as a contribution to capital.

Litigation.

We are not engaged in any legal proceedings at the date of this prospectus and are not aware of any claims, demands or threats of litigation. We do not anticipate being engaged in litigation in the future.  However, one or more of the acquisitions we may make may be involved in litigation from time to time in the normal course of business.

OUR PLAN OF OPERATIONS

The following plan of operations should be read together with the information under “Our Business” and our financial statements and accompanying notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements, based on current expectations and related to future events and our future financial performance, that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many important factors, including those set forth under “Risk Factors,” “Forward-Looking Statements” and elsewhere in this prospectus. All forward-looking statements in this document are based on information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statements.

Significant Accounting Policies and Estimates

Our significant accounting policies are more fully described in Note 1 to the financial statements. However, certain accounting policies are particularly important to the portrayal of our financial position and results of operations and require the application of significant judgment by our management; as a result they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, terms of existing contracts, our observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate.

Our significant accounting policies include:

- Revenue Recognition Policy -  As an independent sales organization, we manage the front-end authorization service of debit and credit card (collectively called “bankcards”) processing, while we outsource the back-end clearing and settlement services from a full service processor. We earn revenue from services which include the following: bankcards processing, sales of bankcards processing equipment, and by providing other ancillary services to the customers.  All of these services are performed pursuant to a contract with customers, which state the terms and fixed price for all contracted services.  The price of a service may be a fixed fee for each transaction and/or a percentage of the transaction processed, depending on the service.  We generally collect our fees and recognize revenue at the time our full service processor advises us as to our portion of the transaction fee collected from our customer, at which time, collectibility of the service fee is reasonably assured.   Revenue from bankcards and transaction processing revenue is based on a percentage of the transaction value, commonly referred to as a discount fee on a bankcard transaction paid by the merchant to our full service processor.  Revenue from the sale of bankcard processing equipment is recorded when the equipment is shipped to the customer.

- Stock Based Compensation - We record stock base compensation under Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation", which provides for the use of a fair value based method of accounting for stock-based compensation. However, we record the compensation cost for stock options granted to employees using the intrinsic value method of accounting as prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. We have elected to account for employee stock options using the intrinsic value method under APB 25, however, under SFAS 123 we are required to provide pro forma disclosures of net loss as if a fair value based method of accounting had been applied.

- Income Taxes - We record federal and state income tax liability in accordance with SFAS 109 - Accounting for Income Taxes. Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when we determine that it is more likely than not that some portion or all of the deferred tax assets will not be realized. We also adjust deferred tax assets and liabilities for the effects of changes in tax laws and rates on the date of enactment.

- Earnings (Loss) Per Share - We calculate EPS by dividing earnings (loss) available to common shareholders by the weighted average number of common shares outstanding during each period. Diluted EPS is similarly calculated, except that the denominator includes common shares that may be issued subject to existing rights with dilutive potential, except when their inclusion would be anti-dilutive.

Our Plan of Operations

We have not realized any revenues from operations since inception and our plan of operations for the next twelve months is principally to locate suitable acquisition targets and to obtain funding to make such acquisitions. Before we sell any common stock offered by this prospectus, we may need additional cash advances from our current stockholders or from private investors to pay for operating expenses until we consummate an acquisition, of which there is no assurance. Although we currently anticipate that we can satisfy its cash requirements with additional cash advances, if needed, for at least the next twelve months, there is no assurance our current stockholders will continue to make such advances.

We have not conducted any active operations since inception, except for our efforts to locate suitable acquisition or merger transactions, obtain private funding, and establish our business plan and accounting systems. We have not generated any revenue, and it is unlikely we will have any revenues unless we are able to consummate or effect an acquisition of or merger with, an operating company, of which there is no assurance.

Liquidity and Capital Resources

For the January 4, 2008 (date of inception) through January 18, 2008, we have incurred a net loss of $2,762.  This loss consist of expenses that did not require the use of cash, consisting of $1,529 in salaries & benefits, and $1,233 in other general & administrative expenses.

Prospectively

As of January 18, 2008, we had a working capital deficit of $309 and cash of $2,229 with which to satisfy our cash requirements for the next twelve months, to pay operating expenses, while we attempt to secure other sources of financing to develop our business plan, or are able to consummate or effect an acquisition with an operating company.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management does not believe that we have adequate resources to accomplish this goal during the next twelve months, without raising additional funding.  The proceeds from this offering, or other sources of financing that may be secured by management, would provide us with adequate funding to make one or more acquisitions of operating companies.  There is no assurance that the Company would be successful in raising direct funding or funding from this offering.

Our liquidity needs will follow closely our efforts to secure funding.  If an when we secure an independent funding source, or if and when the proceeds from the sale of our shares are received, we will allocate the available funds to the implementation of those portions of our business plan necessary to acquire a target company.

At January 18, 2008, we had no contractual obligation or material commercial commitments for capital expenditures.

OUR MANAGEMENT

The following table identifies our directors and executive officers and provides their ages, the positions they hold and date each first became a director.

NAME	AGE	POSITION	DIRECTOR SINCE
Rene Morissette	60	Director, President and Secretary	Inception
Venancio Pardo	63	Director and Vice President - Operations	Inception
Cristino L. Perez	63	Chief Financial Officer	Not applicable

Our stockholders elect our directors. Our directors serve terms of one year and are generally elected at each annual stockholders meeting. Directors who are employees do not receive additional compensation for serving as directors. Our executive officers are elected by the board of directors and their terms of office are at the discretion of the board of directors, subject to terms and conditions of their respective employment agreements.  We have the authority to indemnify our directors and officers against certain liabilities.  We have been informed by the U.S. Securities and Exchange Commission that indemnification against violations of federal securities law is against public policy and therefore unenforceable.

Rene Morissette is a director and our president and corporate secretary, since inception, on a part-time basis.  Mr. Morissette is responsible for our overall management.

•	1974 to 1981 – he was employed as a revenue agent with Internal Revenue Service auditing personal and corporate tax returns. He also served as an IRS instructor to new agents.
•	1981 to 2002 – he was a senior auditor with the Department of Defense. His primary function was performing audits for large publicly-held defense contractors.
•	September to December 2001 – he served as president, secretary-treasurer and a director of Resolve Staffing, Inc., a full-service publicly traded temporary employment services company.
•	1990 to present – president of Rene Morissette, PA, a private tax and financial consulting practice, providing independent financial consulting for publicly held and private companies.

        Mr. Morissette earned a Bachelor of Arts Degree with Honors from the University of South Florida in 1973.

Venancio Pardo is a director and our vice president of operations, since inception, on a part-time basis.

•
1989 to present - Mr. Pardo is employed by International Computer Business Management Corporation (ICBM) as a vice president of operations. ICBM is a full-service, temporary employment services company. Mr. Pardo is responsible for the operations and management of ICBM, including hiring, supervision of contract personnel, and negotiating contract terms with customers.

•	2001 to 2003 - he was a director of Resolve Staffing, Inc., a full-service publicly traded temporary employment services company.
•	2004 to present, Mr. Pardo has been self-employed as a realtor with Pardo Realty.
•	Mr. Pardo attended LaVerne College in 1977-78 specializing in real estate, investments and finance.

Cristino L. Perez is our Chief Financial Officer, since inception, on a part time basis.

•
October 1999 to June 2002 - Mr. Perez was employed by Baumann, Raymondo & Company, P.A., Certified Public Accountants, with primary responsibilities for development of accounting and auditing services to small publicly held enterprises.

•	October 2001 to September 2003 - Mr. Perez was on part-time basis a Chief Financial Officer, Secretary, Treasurer and Director of Resolve Staffing, Inc., a publicly traded company.
•	September 2002 until the present - Mr. Perez has been self-employed as an independent consultant on a part-time basis and full-time basis.
•	January 2007 to Present - Chief Financial Officer on a part-time basis for Hathaway Corporation, a publicly traded company.
•	May 2007 to Present – Chief Financial Officer on a part-time basis for High Point Transport, Inc., a publicly reporting company.
•	October 2007 to Present – Chief Financial Officer on a part-time basis for OptiCon Systems, Inc., a publicly traded company.

        Mr. Perez earned a bachelor of arts degree in accounting from the University of South Florida.

COMPENSATION OF OUR EXECUTIVE OFFICERS

We have entered into an employment agreement with Mr. Morissette, our chief executive officer, effective January 4, 2008 .  Under his employment agreement, Mr. Morissette will receive a salary of $24,000 per year, none of which has been paid at the date of this prospectus.  We do not have agreements to pay any other executive officer in excess of $100,000 per year.

We do not have any equity compensation plan.

WHO OWNS OUR COMMON STOCK

Our principal stockholders are set forth in the following table. These principal stockholders include:

•	each of our directors and executive officers,
•	our directors and executive officers as a group, and
•	others we know who own more than five percent of our issued and outstanding common stock.

        We believe each of these persons has sole voting and investment power over the shares they own. The address of our directors and executive officers is our address.

	Number of Shares		Percentage
Name	(A)	(B)	(C)	(D)	(E)
Rene Morissette	6,040,000	6,000,000	64.3%	63.8%	60.6%
Venancio Pardo	2,510,000	2,500,000	26.7%	26.6%	25.3%
Cristino L. Perez	450,000	75,000	4.8%	0.8%	0.8%
All directors and officers as a group (3 persons)	9,000,000	8,575,000	95.8%	91.2%	86.6%

Table Key:  (A) Number of shares now owned;  (B)  Number of shares owned, assuming stockholder sells all shares he has included in the offering made by this prospectus (see, “Selling Stockholders”); (C) Percentage of shares now owned before any sales we make;  (D) Percentage of shares now owned and assuming  we sell all shares included in this prospectus;  (E)  Percentage of shares owned, assuming stockholder sells all shares he has included in this prospectus and we sell all shares included in this prospectus.

RELATED PARTY TRANSACTIONS

In the last three fiscal years, we have not entered into any transactions with our directors and executive officers, outside of normal employment transactions, or with their relatives and entities they control; except the following:

•
On January 4, 2008, we issued 9,322,500 shares of our common stock to Anchor, in exchange for $2,229 in cash and the assignment of deferred legal and accounting expenses paid by Anchor for future services, thus becoming a wholly owned subsidiary of Anchor..

•	On January 4, 2008, we entered into a one-year employment agreement with Mr. Morissette in exchange for a fee of $2,000 per month.
•	On January 4, 2008, we entered into a one-year employment agreement with Mr. Pardo in exchange for a fee of $1,000 per month.
•
On January 16, 2008, Anchor authorized the payment of a dividend to its stockholders in the form of all of our 9,322,500 shares of issued and outstanding common stock.. As a result of the dividend, we are no longer a wholly owned subsidiary of Anchor.

•	Mr. Pardo has provided office space to the Company as contributed capital beginning January 2008 at a fair value of $150 per month.
•	On January 16, 2008, we entered into a one-year consulting agreement with Mr. Perez in exchange for a fee of $2,000 per month and the issuance of 75,000 shares valued at $149.

We do not anticipate entering into any future transactions with our directors, officers and affiliates apart from normal employment transactions; except, or directors may make additional capital contributions and we plan to continue using the office space provided by Mr. Pardo under the same arrangements we have at the present time, until our operations require and we can afford to pay for other office space.

DESCRIPTION OF OUR COMMON STOCK

The following description of our common stock is qualified in its entirety by our Articles of Incorporation, as amended, our bylaws and the corporation law of Florida. We are authorized to issue fifty million shares of common stock, $0.001 par value per share.  At the date of this prospectus, we have 9,397,500 shares issued and outstanding.  Assuming we sell the 500,000 shares we have included in this prospectus, we will have 9,897,500 shares issued and outstanding.

Holders of our common stock:

(i)	have one vote per share on election of each director and other matters submitted to a vote of stockholders;
(ii)
have equal rights with all holders of issued and outstanding common stock to receive dividends from funds legally available therefore, if any, as may be declared from time to time by the board of directors;

(iii)
are entitled to share equally with all holders of issued and outstanding common stock in all of our assets remaining after payment of liabilities, upon liquidation, dissolution or winding up of our affairs;

(iv)	do not have preemptive, subscription or conversion rights;
(v)	do have redemption or sinking fund provisions applicable thereto; and
(vi)	do not have cumulative voting rights.

        All shares of common stock outstanding are, and the common stock we sell pursuant to this prospectus, when issued and delivered against payment therefore, will be, duly authorized, legally issued, fully paid and nonassessable.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.

Public Market.

There is no public market for our common stock at the date of this prospectus. We expect a securities broker-dealer who will agree to be our initial market maker will apply to FINRA for a trading symbol for our common stock and that a trading symbol will be issued on or before the effective date of the registration statement of which this prospectus is a part.  At this time, we do not have a broker-dealer to apply for a trading symbol.  We expect our common stock will be quoted on the Pink Sheets or on the OTC Bulletin Board when its standards are satisfied.

Our Stockholders

At the date of this amended prospectus, we have eight stockholders of record.

Dividends

We have never paid a cash dividend, a stock dividend or a dividend in property on our common stock. Our board of directors has the sole authority to declare dividends.  Future earnings out of which to declare dividends, if any, will depend on the earnings of acquired companies.  Our board of directors at that time may be composed of directors of acquired companies and not the current directors. We expect their decision to pay dividends in the future will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

Transfer Agent

We have engaged Corporate Stock Transfer, Suite 430, 3200 Cherry Creek South Drive, Denver, Colorado 80209, as our transfer agent.

SELLING STOCKHOLDERS

The following table sets forth the name of each selling stockholder who plans to offer shares as described in this prospectus.

Name	Number of shares offered	Number of shares retained
John A. Basile	12,500	0
Anthony J. Basile	12,500	0
Martin H. Winters	12,500	0
Jackson L. Morris	10,000	0
Hubert Lee Beasley	350,000	0
Cristino L. Perez*	450,000	75,000
Rene Morissette*	40,000	6,000,000
Venancio Pardo*	10,000	2,500,000
*Directors and officers.

PLAN OF DISTRIBUTION

Our distribution for cash

We are offering 500,000 shares of our authorized but unissued common stock for sale pursuant to this prospectus in a "self underwritten" public offering.  The offering will continue until we have sold the 500,000 shares or terminate the offering.  Our directors and executive officers will offer the shares on our behalf.  Our directors and executive officers will not receive any compensation for sales of the shares which they may make.  We will rely on Rule 3(a)4-11 in that none of our directors and executive officers ever been either a registered securities broker-dealer or an affiliate or associated person thereof.  We will receive the net proceeds from the sale of the 500,000 shares. There is no assurance we will be able sell all or any of these shares. We plan to attempt to recruit registered securities broker-dealers to assist us with the sale of the shares.  In the event we are able to do so, we expect to pay commissions and other compensation up to fifteen percent of the gross sales price, or $0.30 per share to participating broker dealers, none of whom will be permitted to sell more than 9.99 percent of the offering, unless we amend the registration statement of which this prospectus is a part to identify such broker-dealers as underwriters and to disclose their compensation arrangements.

Distribution by selling stockholders

The selling stockholders are offering 822,500 shares which they own for their own, individual accounts.  We have prepared the registration statement of which this prospectus is a part, and we are paying the costs of the registration statement.  We are solely responsible for the content of the registration statement and of this prospectus.  We will not receive any proceeds from the sale of the shares by selling stockholders.  We have not engaged an underwriter for the offering made by selling stockholders.  Selling stockholders have advised us that none of them have engaged an underwriter for the offering.  Generally, we expect the individual selling stockholders to place their respective shares in their individual accounts at their own securities brokers and request the entry of sell orders against their stock positions.  This assumes a public market develops for our shares.

Selling stockholder may sell the shares in open market or block transactions or otherwise in accordance with the rules of the OTC Bulletin Board, or in private transactions, at prices related to the prevailing market prices or at negotiated prices.  Selling stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker- dealers may receive compensation in the form of discounts, concessions or commissions from selling stockholders for whom such broker-dealers may act as agent or to whom they sell as principal or both.  Upon any sale of shares offered hereby, selling stockholders and participating broker-dealers or selling agents may be deemed to be "underwriters" as that term is defined in the Securities Act, in which event any discounts, concessions or commissions they receive, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

Restrictions placed on selling stockholders by Regulation M

Any selling stockholder or any affiliate of a selling stockholder or any selling stockholders who are acting in concert may violate Regulation M promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Exchange of Act of 1934, as amended, in the event any such person, directly or indirectly, places a bid to purchase, purchases, or attempts to induce another person to bid for or purchase shares of the common stock in the public market before the time such selling stockholder or all the selling stockholders who are acting in concert, as the case may be, have sold all of their shares of common stock which are covered by this prospectus. Accordingly, no selling stockholder and no affiliate of a selling stockholder and no selling stockholders who are acting in concert should place bids for the purchase of, purchase or attempts to induce another person to bid for or purchase shares of the common stock in the public market for the common Stock, in the event a public market develops, until such person has sold all of his shares covered by this prospectus.  Any person who, directly or indirectly, bids for or effects any purchase of the common stock for the purpose of pegging, fixing or maintaining the price of the common stock(known as "stabilizing"), which bid or purchase does not comply with Regulation M, will be in violation of the regulation. Furthermore, no stabilizing is permitted at a price that the person stabilizing knows or has reason to know does not comply with Regulation M or which is the result of activity that is fraudulent, manipulative, or deceptive under the federal securities laws and regulations.

Pursuant to the provisions under the Securities Exchange Act of 1934, as amended, ("Exchange Act") and the rules and regulations there under, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to the shares during the applicable "cooling off" period prior to the commencement of such  distribution.  In addition, and without limiting the foregoing, selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations there under including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Shares by selling stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock, in the event a public market for our common stock develops.  Upon completion of this offering, we will have outstanding an aggregate of 9,897,500 shares of our common stock assuming we sell all 500,000 shares included in this prospectus. Of these shares, the 1,322,500 shares sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless those shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act (“Rule 144”).  The remaining 8,575,000 shares of common stock will be held by our directors and executive offices and are both “restricted securities” as that term is defined in Rule 144 and “control securities” within the meaning of Rule 144.  Restricted securities and control securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144.

Under Rule 144, as in effect beginning February 15, 2008, beginning approximately ninety days after the date of this prospectus (the date on which we become subject to the reporting requirements under the Securities Exchange Act of 1934) but not earlier than July 16, 2008, our control persons would be entitled to sell, in addition to any shares they have registered for sale pursuant to this prospectus, within any three-month period a number of shares that does not exceed one percent of the number of shares of common stock then outstanding, which will equal approximately 98,975 shares immediately after this offering, assuming our common stock is not then traded on NASDAQ or another stock exchange, which is likely.  Sales under Rule 144 by control persons are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.  At the same time, non-control persons may sell unlimited numbers of shares, which are nevertheless registered for sale pursuant to this prospectus.  In both cases, our reports with the Securities and Exchange Commission must be current.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock offered hereby will be passed upon for us by Jackson L. Morris, Attorney at Law, Tampa, Florida.  Mr. Morris owns 10,000 shares of our common stock which he receive as partial payment of fees.  Mr. Morris has included his shares for sale pursuant to this prospectus.

EXPERTS

The financial statements of Alert Merchant Services, Inc. at January 18, 2008 have been included in this prospectus in reliance on the report of Cordovano and Honeck LLP, Englewood, Colorado, an independent registered certified public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed a registration statement on Form SB-2 with the SEC for the common stock we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. When we complete this offering, we will also be required to file annual, quarterly and special reports and other information with the SEC.

You can also read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Shareholders of
Alert Merchant Services, Inc.

We have audited the accompanying balance sheet of Alert Merchant Services, Inc. (a development stage company) as of January 18, 2008, and the related statements of operations, changes in shareholders’ equity, and cash flows for the period from January 4, 2008 (inception) through January 18, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alert Merchant Services, Inc. as of January 18, 2008, and the results of its operations and its cash flows the period from January 4, 2008 (inception) through January 18, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred net losses during the development stage and at January 18, 2008, had a working capital deficiency.  These conditions, among others, raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP
Englewood, Colorado
January 30, 2008

Alert Merchant Services, Inc.
(A Development Stage Enterprise)
Balance Sheet
January 18, 2008

ASSETS

Cash	$2,229
Prepaid expenses	149
Deferred offering costs	16,250

Total assets	$18,628

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accued expenses	$2,687
Total liabilities	2,687

Stockholders’ Equity
Preferred stock, $.001 par value, 5,0000,000 shares authorized,
zero issued and outstanding	-
Common stock, $.001 par value, 50,0000,000 shares authorized,
9,397,500 issued and outstanding	9,397
Additional paid-in capital	9,306
Deficit accumulated during the development stage	(2,762)
Total stockholders’ equity	15,941

Total Liabilities and Stockholders' Equity	$18,628

The accompanying notes are an integral part of these financial statements.

Alert Merchant Services, Inc.
(A Development Stage Enterprise)
Statement of Operations
For the Period January 4, 2008 (date of inception) through January 18, 2008

Net sales	$-

Operating expenses
Salaries & benefits	1,529
Other general & administrative	1,233
Operating loss	(2,762)

(Loss) from operations before income taxes	(2,762)

Provision for income taxes	-
Net loss	$(2,762)

Net (loss) per share
Basic	$-
Diluted	$-

Weighted average common shares outstanding
Basic	9,333,214
Diluted	9,333,214

The accompanying notes are an integral part of these financial statements.

Alert Merchant Services, Inc.
(A Development Stage Enterprise)
Statement of Changes in Stockholders’ Equity
For the Period January 4, 2008 (date of inception) through January 18, 2008

				Deficit
				Accumulated
				During the
	Common		Additional	Development
	Shares	Stock	Paid-in Capital	Stage	Total
Balance at January 4, 2008 (Date of Inception)	-	$-	$-	$-	$-
Issuance of common shares in
exchange for cash and payment of offering costs	9,322,500	9,322	9,157	-	18,479
Issuance of common shares
for consulting services	75,000	75	74		149
Contributed rent	-	-	75	-	75
Net (loss) for the period	–	–	-	(2,762)	(2,762)

Balance at January 18, 2008	9,397,500	$9,397	$9,306	$(2,762)	$15,941

The accompanying notes are an integral part of these financial statements.

Alert Merchant Services, Inc.
(A Development Stage Enterprise)
Statement of Cash Flows
For the Period January 4, 2008 (date of inception) through January 18, 2008

Cash Flows From Operating Activities
Net (Loss) from operations	$(2,762)
Adjustments to reconcile lose from operations to net cash used by operating activities:
Common stock issued in exchange for services	149
Contributed services and office space	75
Change in working capital components:
Prepaid expenses	(149)
Accrued expenses	2,687
Net cash (used) by operating activities	-

Cash Flows From Financing Activities
Issuance of common stock for cash	2,229
Net cash provided by financing activities	2,229
Net increase in cash	2,229

Cash
Beginning of period	-
End of the period	$2,229

SUPPLEMENTAL DISCLOSURES ON INTEREST
AND INCOME TAXES PAID:
Interest paid for the period	$-
Income taxes paid for the period	$-

SUPPLEMENTAL SCHEDULE OF NONCASH
INVESTING AND FINANCING ACTIVITIES:
Deferred offering costs	$(16,250)

The accompanying notes are an integral part of these financial statements.

Alert Merchant Services, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements
For the Period January 4, 2008 (date of inception) through January 18, 2008

1.   Business and Summary of Significant Accounting Policies

The nature of the business and a summary of the significant accounting policies in conformity with accounting principles generally accepted in the United States of America, and consistently applied in the preparation of the accompanying financial statements are as follows:

(a) History of the Company

Alert Merchant Services, Inc. (the “Company”) was formed as a Florida corporation on January 4, 2008 as a subsidiary of Anchor Merchant Services, Inc (“Anchor”).  Alert issued 9,322,500 shares of its common stock to Anchor in exchange for $2,229 in cash and the payment of $16,250 in deferred legal and accounting expenses.  On January 16, 2008, Anchor’s board of directors authorized the payment of a dividend in the form of the 9,322,500 shares of Alert to its shareholders, at which time, Alert ceased being a subsidiary of Alert.

The Company is a “blind pool” company and its primary focus is to enter into the merchant services business through acquisitions of Independent Sales Organizations, and through establishing its independent sales force.  The Company initially plans to prepare its business plan, and to obtain capital through the issuance of common stock, but will consider other equity type securities and debt instruments to increase working capital.

Since the Company's formation on January 4, 2008, the Company has been engaged primarily in developing its accounting system, hiring employees, acquiring and developing assets to carry out its business plan.  The Company expects to continue to incur significant operating losses and to generate negative cash flows while seeking a merger candidate in the merchant services business and raising capital.

The Company's ability to eliminate operating losses and to generate positive cash flow from operations in the future will depend upon a variety of factors, many of which it is unable to control.  If the Company is unable to implement the Company’s business plan successfully, it may not be able to eliminate operating losses, generate positive cash flow, or achieve or sustain profitability, which would materially adversely affect its business, operations, and financial results, as well as its ability to make payments on its debt obligations.

(b)Development Stage Company

We are in the development stage in accordance with the Financial Accounting Standards Board’s Statements of Financial Accounting Standards (“SFAS”) No. 7 Accounting and Reporting by Development Stage Enterprises.

(c) Basis of Accounting

The Company maintains its financial records and financial statements on the accrual basis of accounting, in conformity with generally accepted accounting principles in the United States of America.  The accrual basis of accounting provides for matching of revenues and expenses in the period they were earned and incurred.

(d) Revenue Recognition

As an independent sales organization, we manage the front-end authorization service of debit and credit card (collectively called “bankcards”) processing, while we outsource the back-end clearing and settlement services from a full service processor. We earn revenue from services which include the following: bankcards processing, sales of bankcards processing equipment, and by providing other ancillary services to the customers.  All of these services are performed pursuant to a contract with customers, which state the terms and fixed price for all contracted services.  The price of a service may be a fixed fee for each transaction and/or a percentage of the transaction processed, depending on the service.  We generally collect our fees and recognize revenue at the time our full service processor advises us as to our portion of the transaction fee collected from our customer, at which time, collectibility of the service fee is reasonably assured.

Alert Merchant Services, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements
For the Period January 4, 2008 (date of inception) through January 18, 2008

Revenue from bankcards and transaction processing revenue is based on a percentage of the transaction value, commonly referred to as a discount fee on a bankcard transaction paid by the merchant to our full service processor.  Revenue from the sale of bankcard processing equipment is recorded when the equipment is shipped to the customer.

(e) Cash and Cash Equivalents

The Company believes is not exposed to any significant credit risk on cash and cash equivalents.  For purposes of reporting cash flows, the Company considers all cash accounts that are not subject to withdrawal restrictions or designated for assets acquisitions, and certificates of deposit that have an original maturity of three months or less when purchased, to be cash equivalents.   The Company had no cash equivalents at January 18, 2008.

(f) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates

(g) Income Taxes

The Company records federal and state income tax liability in accordance with SFAS 109 – Accounting for Income Taxes.  Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss, and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

(h) Advertising Costs

Advertising costs, except for costs associated with direct-response advertising, are charged to operations as incurred.  The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received.  The Company had no direct-response advertising costs for the period from January 4, 2008 (inception) through January 18, 2008.

(i) Stock-based Compensation

In December 2004, the FASB issued FASB Statement No. 123(R), “Share-Based Payment”, which is a revision to FASB Statement No. 123, “Accounting for Stock-Based Compensation” (FASB 123). FASB Statement No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.  Effective January 4, 2008, we adopted the fair value recognition provisions of Financial Accounting Standards Board, or FASB, Statement of Financial Accounting Standards, Share-Based Payment, or SFAS No. 123(R).

(j) Earnings (Loss) Per Share

Basic EPS is calculated by dividing earnings (loss) available to common shareholders by the weighted average number of common shares outstanding during each period.  Diluted EPS is similarly calculated, except that the denominator includes common shares that may be issued subject to existing rights with dilutive potential, except when their inclusion would be anti-dilutive.

Alert Merchant Services, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements
For the Period January 4, 2008 (date of inception) through January 18, 2008

(k) Impact of Recently Issued Accounting Pronouncements

In June 2006, the FASB issued Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), an interpretation of FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 clarifies the accounting and reporting for income taxes where interpretation of the law is uncertain. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of income tax uncertainties with respect to positions taken or expected to be taken in income tax returns.  FIN 48 is effective for fiscal years beginning after December 15, 2006 and has no current applicability to the financial statements.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) 157 Fair Value Measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP) and expanded disclosures about fair value measurements.   This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.  Management believes adoption of SFAS No. 157 will not have a material impact on the Company’s financial statements.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.” SFAS No. 159 permits an entity to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Management believes adoption of SFAS No. 159 will not have a material impact on the Company’s financial statements.

(l) Year-end

Our year-end is December 31.

2.    Going Concern
For the January 4, 2008 (date of inception) through January 18, 2008, the Company incurred a net loss of $2,762.  As of January 18, 2008, the Company had working deficit of $309 and cash of $2,229.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  The Company depends upon capital to be derived from future financing activities such as loans from its officers and directors, subsequent offerings of its common stock or debt financing in order to operate and grow the business.  There can be no assurance that the Company will be successful in raising such capital.  The key factors that are not within the Company's control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company’s business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to grow the business.  There may be other risks and circumstances that management may be unable to predict. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

3.    Related Parties Disclosures

While in the development stage, the Company has limited need or use of office space or equipment.  Since its inception on January 4, 2008, and until such time as the Company obtains adequate funding, Mr. Venancio Pardo, the Company’s Vice-President of Operations and major shareholder, agreed to provide office space to the Company valued at $150 per month, as contributed capital.   The Board has estimated the fair value of such rental based on comparable value of rentals in the local market.

On January 4, 2008, the Company entered into a one-year employment agreement with Rene Morissette and Venancio Pardo, the Company’s CEO and Vice-President of Operations respectively.  Under the terms of the employment agreements, Mr. Morissette and Mr. Pardo are to be paid a salary of $2,000 and $1,000 per month respectively.  The agreements include vacation and other normal employee benefits.

Alert Merchant Services, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements
For the Period January 4, 2008 (date of inception) through January 18, 2008

On January 16, 2007, the Company entered into a one-year consulting agreement with Cristino L. Perez, one of the shareholders of the Company.  Mr. Perez is to provide accounting services in exchange for a fee of $2,000 per month, and 75,000 shares of the Company’s common stock. The Board of Directors valued the shares of common stock at the fair value of the stock  at the time of grant or  $149 in total for 75,000 shares.

4.    Income Taxes

There is no current or deferred income tax expense or benefit allocated to continuing operations for the period January 4, 2008 (date of inception) through January 18, 2008.  The income tax provision differs from the amount of tax determined by applying the federal statutory rate as follows:

January 4, 2008 (date of inception) to January 18, 2008
Income tax provision at statutory rate	$(967)
Increase (decrease) in income tax due to:
Change in valuation allowance	967
All other	-
$-

Net deferred tax assets and liabilities were comprised of the following:

January 4, 2008 (date of inception) to January 18, 2008
Deferred tax assets (liabilities) current:
Prepaid expenses	$(525)
Accrued expenses	941
$416
Deferred tax assets (liabilities) non-current
Net operating loss	$551
$551

The Company has not recognized an income tax benefit for its operating losses generated through January 18, 2008 based on uncertainties concerning the Company’s ability to generate taxable income in future periods. The tax benefit is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

Florida law authorizes us to indemnify our directors and executive officers against liability, damage or loss they may incur in their capacity as directors and executive officers, unless they breach their duty of loyalty to us, do not act in good faith, violate the law or receive improper personal benefit. These provisions limit our rights and the rights of our stockholders to recover damages against a director and executive officer. We have been informed by the U.S. Securities and Exchange Commission that insofar as indemnification for liabilities arising under the federal securities laws may be permitted to our directors, officers and controlling persons pursuant to Florida law, such indemnification is against public policy and is therefore unenforceable, except in limited circumstances and if certain procedures for independent approval are followed.

Item 25.   Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting fees, we expect to pay in connection with the sale of the common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fees.
SEC registration fee	$
NASD filing fee		*
Printing and engraving costs		*
Legal fees and expenses (1)		15,000
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous		*
Total	$		*
 * To be filed by amendment.
_________________
(1)  Cash fee paid by Anchor Merchant Services, Inc., plus 10,000 shares of Anchor Merchant Services, Inc. stock.  Counsel has given us credit for the cash fee paid by Anchor Merchant Services, Inc. and he has received 10,000 of our shares as a dividend in our shares paid by Anchor Merchant Services, Inc.

Item 26. Recent Sales of Unregistered Securities.

The following tables set forth information about our unregistered sales of common stock during the three year period ending on the date of this prospectus.

Date	Number of Shares	Purchaser	Price	Exemption
January 4, 2008	9,322,500 (1)	Anchor Merchant Services, Inc.	$2,229 in cash, $16,250 in deferred expenses paid	Section 4(2)
January 16, 2008	75,000	Cristino L. Perez	$149 - Services	Section 4(2)

(1) On January 16, 2008, the Board of Directors of Anchor Merchant Services, Inc. authorized the payment of a dividend to its shareholders in the form of a distribution of all of our shares it owned at that date, as shown in the schedule below.

Date	Purchaser	Number of Shares
January 16, 2008	Rene Morissette	6,040,000
January 16, 2008	Cristino L. Perez	375,000
January 16, 2008	Hubert L. Beasley	350,000
January 16, 2008	Martin H. Winters IRA	12,500
January 16, 2008	John A. Basile	12,500
January 16, 2008	Anthony J. Basile	12,500
January 16, 2008	Jackson L. Morris	10,000
January 16, 2008	Venancio Pardo	2,510,000

We did not pay and no one acting on our behalf or to our knowledge paid any commissions or other compensation with respect to the sale of any of the shares listed in the table above.  The distribution by Anchor Merchant Services, Inc., in its capacity as our controlling person and affiliate, may be deemed to be a sale and distribution by us, and Anchor Merchant Services, Inc. may be deemed to be a statutory underwriter of the shares within the meaning of the Securities Act of 1933.   We made each sale through our directors and officers, other than Mr. Morissette and Mr. Pardo, who made their own purchases. Each sale was directly to the purchaser. Each purchaser either had a preexisting relationship with us as a founder, executive officer, consultant or counsel. These relationships provided information on an ongoing basis about our business, condition and prospects, financial and otherwise. We believe, based on representations of the purchasers, that each purchaser had such knowledge and experience in business and financial transactions that he was able to understand and evaluate the risks and merits of investment in a high risk enterprise. A legend was placed on each certificate, prohibiting public resale of the shares, except in compliance with Rule 144. We claim exemption from the registration requirement of the Securities Act of 1933, as amended (the "Act") by reason of Section 4(2) of the Act and the rules and regulations there under, on grounds that none of the sales listed above involve a public offering or distribution within the meaning of the Act.

Item 27. Index to Exhibits

3.A.01	Articles of Incorporation filed January 9, 2008, effective January 4, 2008
3.A.02	Articles of Amendment filed January 16, 2008
3.B.01	By-Laws
5.1	Opinion re: validity of the common stock
10.1	Employment Agreement with Rene Morissette effective January 4, 2008
10.2	Employment Agreement with Venancio Pardo effective January 4, 2008
23.1	Consent of Counsel, included in Exhibit 5
23.2	Consent of Independent Registered Accounting Firm

Item 28. Undertakings.

The undersigned registrant undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of the Securities Act of 1933) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, the undersigned registrant shall treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of the Securities Act of 1933);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) The undersigned registrant will provide to any underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(g) That, for the purpose of determining liability under the Securities Act to any purchaser:

(1) If the undersigned registrant relies on Rule 430B (§230.430B of the Securities Act of 1933):

(i) Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of the Securities Act of 1933) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of the Securities Act of 1933) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the undersigned registrant and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) If the undersigned registrant is subject to Rule 430C (§230.430C of the Securities Act of 1933), each prospectus filed pursuant to Rule 424(b)(§230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Tampa State of Florida on February 1, 2008.

Alert Merchant Services, Inc.

By:	/s/ Rene Morissette
Rene Morissette, Chief Executive Officer

 In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature and Name	Capacity in which signed	Date

/s/ Rene Morissette	Director and Principal Executive Officer	February 1, 2008
Rene Morissette

/s/ Venancio Pardo	Director	February 1, 2008
Venancio Pardo

/s/ Cristino L. Perez	Principal Accounting Officer	February 1, 2008
Cristino L. Perez	Principal Financial Officer